UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011
American Locker Group Incorporated
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-439	16-0338330
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)
2701 Regent Blvd., Suite 200
DFW Airport, Texas 75261
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code:                       (817) 329-1600
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements.
     On November 4, 2011, American Locker Group Incorporated (the “Company”) entered into Amendment No. 1 to Loan Agreement (the “Amendment”), which amended its credit agreement (the “Loan Agreement”) with Bank of America Merrill Lynch (“BAML”), dated December 8, 2010. As previously disclosed, the Loan Agreement provides the Company with a $1 million term loan (the “Term Loan”) and a $2.5 million revolving line of credit (the “Line of Credit”).
     The Loan Agreement was described in a form 8-K dated December 14, 2010.
     Among other things, the Amendment extended the maturity date of the Line of Credit through December 8, 2012, and included the addition of a $500,000 draw note (the “Draw Note”).
     The Draw Note is to be used to fund the Company’s investment in equipment and/or materials for manufacturing new lockers for concession contracts. The Company can draw up to $500,000 on the Draw Note before October 27, 2012. The Company will pay interest only on advances under the Draw Note through November 26, 2012, after which the Company will pay interest and principal monthly so that the balance will be paid in full as of October 27, 2015.
     The interest rate is a rate per year equal to the BBA LIBOR Rate (Adjusted Periodically) plus 3.75 percentage points.
     A copy of the Amendment is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1 Amendment No.1 to Loan Agreement, dated November 4, 2011, between American Locker Group Incorporated and Bank of America Merrill Lynch, is filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED
Date: November 10, 2011	By:	/s/ Paul M . Zaidins
		Name:	Paul M. Zaidins
		Title:	President and Chief Operating Officer